                                                                   EXHIBIT 10.28

                           STOCK PURCHASE AGREEMENT

                                 By and Among

                         GLOBAL IMAGING SYSTEMS INC.,

                        SOUTHERN BUSINESS COMMUNICATIONS
                                 OF D.C., INC.

                                      and

                                 GEORGE GOUGH,

                                 MARK M. LLOYD

                                      and

                                ARTHUR E. KREPS

                            DATED NOVEMBER 13, 1996

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE I
                                  DEFINITIONS

 1.1   Definitions........................................................   1


                                   ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

 2.1   Agreement to Sell and Purchase.....................................   4
 2.2   Purchase Price.....................................................   4
 2.3   Payment of Purchase Price..........................................   5
 2.4   Closing............................................................   5
 2.5   Purchase Price Adjustment..........................................   5


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY AND SELLER

 3.1   Capitalization.....................................................   5
 3.2   No Liens on Shares.................................................   5
 3.3   Other Rights to Acquire Capital Stock..............................   5
 3.4   Due Organization...................................................   6
 3.5   No Subsidiaries....................................................   6
 3.6   Due Authorization..................................................   6
 3.7   Financial Statements...............................................   6
 3.8   Certain Actions....................................................   7
 3.9   Properties.........................................................   8
 3.10  Licenses and Permits...............................................   8
 3.11  Intellectual Property..............................................   8
 3.12  Compliance with Laws...............................................   9
 3.13  Insurance..........................................................   9
 3.14  Employee Benefit Plans.............................................   9
       (a) Employee Welfare Benefit Plans.................................   9
       (b) Employee Pension Benefit Plans.................................  10
       (c) Employment and Non-Tax Qualified Deferred Compensation
           Arrangements...................................................  10

 3.15  Contracts and Agreements...........................................  10
 3.16  Claims and Proceedings.............................................  11
 3.17  Taxes..............................................................  11
 3.18  Personnel..........................................................  12
 3.19  Business Relations.................................................  12

 3.20   Accounts Receivable ..............................................  13
 3.21   Bank Accounts ....................................................  13
 3.22   Warranties........................................................  13
 3.23   Brokers...........................................................  13
 3.24   Interest in Competitors, Suppliers, Customers, Etc ...............  13
 3.25   Indebtedness To and From Officers, Directors, Shareholders,
        and Employees.....................................................  13
 3.26   Undisclosed Liabilities ..........................................  14
 3.27   Information Furnished ............................................  14

                                   ARTICLE IV
                    GLOBAL'S REPRESENTATIONS AND WARRANTIES

 4.1    Due Organization..................................................  14
 4.2    Due Authorization.................................................  14
 4.3    No Brokers........................................................  15
 4.4    Investment........................................................  15

                                   ARTICLE V
                      COVENANTS OF THE COMPANY AND SELLER

 5.1    Consents of Others................................................  15
 5.2    Seller's Efforts..................................................  15
 5.3    Powers of Attorney................................................  15

                                  ARTICLE VI
                            POST-CLOSING COVENANTS

 6.1    General...........................................................  15
 6.2    Transition........................................................  16
 6.3    Confidentiality...................................................  16
 6.4    Covenant Not to Compete...........................................  16
 6.5    Section 339(h)(10) Election.......................................  17

                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

 7.1    Conditions to Global's Obligations ...............................  17
        (a)  Covenants, Representations and Warranties....................  17
        (b)  Consents.....................................................  18
        (c)  Lease........................................................  18
        (d)  Discharge of Indebtedness and Liens..........................  18
        (e)  Material Adverse Change......................................  18
        (f)  Transfer Taxes...............................................  18
        (g)  Documents to be Delivered by Sellers and the Company.........  18
             (i)  Opinion of Seller's Counsel ............................  18
             (ii) Certificates ...........................................  18

            (iii)  Release................................................  19
            (iv)   Stock Certificates.....................................  19
 7.2   Conditions to Sellers and the Company's Obligations................  19
       (a)  Covenants, Representations and Warranties.....................  19
       (b)  Consents......................................................  19
       (c)  Documents to be Delivered by Global...........................  19
            (i)    Opinion of Global's Counsel ...........................  19
            (ii)   Certificates...........................................  19
            (iii)  Purchase Price ........................................  20

                                  ARTICLE VIII
                                INDEMNIFICATION

 8.1   Indemnification of Global .........................................  20
 8.2   Indemnification of Seller .........................................  20

                                   ARTICLE IX
                                 MISCELLANEOUS

 9.1   Modifications......................................................  20
 9.2   Notices............................................................  20
 9.3   Counterparts.......................................................  21
 9.4   Expenses...........................................................  22
 9.5   Binding Effect; Assignment.........................................  22
 9.6   Entire and Sole Agreement..........................................  22
 9.7   Governing Law .....................................................  22
 9.8   Survival of Representations, Warranties and Covenants..............  22
 9.9   Invalid Provisions.................................................  22
 9.10  Public Announcements...............................................  23
 9.11  Remedies Cumulative ...............................................  23
 9.12  Waiver ............................................................  23

LIST OF EXHIBITS


Exhibit A          Form of Office Lease
Exhibit B          Opinion of Sellers' Counsel
Exhibit C          Sellers' Certificates
Exhibit D          Release
Exhibit E          Global Certificates
Exhibit F          Opinion of Global's Counsel



LIST OF SCHEDULES

Schedule 2.3       Sellers' Accounts
Schedule 2.5       Holders of Funded Indebtedness
Schedule 3.1       Ownership of Shares
Schedule 3.4       Articles and Bylaws
Schedule 3.7       Financial Statements
Schedule 3.8A      Certain Actions
Schedule 3.8B      Material Changes
Schedule 3.9       Properties
Schedule 3.10      Licenses and Permits
Schedule 3.11      Patents and Trademarks
Schedule 3.13      Insurance
Schedule 3.14      Employee Benefit Plans
Schedule 3.15      Contracts and Agreements
Schedule 3.16      Claims and Proceedings
Schedule 3.18      Personnel
Schedule 3.20      Accounts Receivable
Schedule 3.21      Bank Accounts
Schedule 3.22      Warranties
Schedule 3.25      Indebtedness with Officers, Directors and Shareholders
Schedule 3.26      Undisclosed Liabilities
Schedule 3.27      Information Furnished
Schedule 7.1(d)    Indebtedness


The Exhibits and Schedules to this Stock Purchase Agreement are not included with this Registration Statement on Form S-1. Global will provide these exhibits and schedules upon the request of the Securities and Exchange Commission.

                           STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of November 13, 1996 but effective as of September 30, 1996, by and among GLOBAL IMAGING SYSTEMS INC., a Delaware corporation ("Global"), SOUTHERN BUSINESS COMMUNICATIONS OF D.C., INC., a Georgia corporation (the "Company") and GEORGE GOUGH, MARK M. LLOYD and ARTHUR E. KREPS (each individually a "Seller" and collectively "Sellers").

                                  WITNESSETH:

         WHEREAS, the Company is engaged in the electronic presentation, image processing, and network services industry in McLean, Virginia (the "Business"); and

         WHEREAS, Sellers own an aggregate of 10,000 shares of the outstanding Common Stock, no par value per share, of the Company (the "Shares"), which Shares constitute all of the issued and outstanding capital stock of the Company; and

         WHEREAS, Global desires to purchase from Sellers and Sellers desire to sell to Global hereby of the Shares owned by Sellers, all on the terms and subject to the conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

         1.1 Definitions. In this Agreement, the following terms have the
             -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "ATS" means ATS-Atlanta One, L.L.C., a Georgia limited liability company.

          "Building" shall mean the Company's office building located at 8301 Greensboro Drive, Suite 110, McLean, Virginia.

          "Business" has the meaning specified in the first recital of the Agreement.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., any amendments thereto, any
                                         -- ---
successor statutes, and any regulations promulgated thereunder.

          "Closing" means the closing of the transfer of the Shares from the Sellers to Global.

          "Closing Date" has the meaning specified in Section 2.4.
                                                      -----------
          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning specified in the first paragraph of this Agreement.

          "Confidential Information" means all confidential information and trade secrets of the Company including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed, (iii) which subsequently becomes known to a third party not subject to a confidentiality agreement with Global or the Company, or (iv) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

          "Contracts" has the meaning specified in Section 3.15.
                                                   ------------
          "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions, of any kind.

          "Environmental Obligations" has the meaning specified in Section 3.12.
                                                                   ------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Financial Statements" has the meaning specified in Section 3.7.
                                                              -----------

          "Funded Indebtedness" means all (i) indebtedness of such Person for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of such

Person; (iii) obligations of such Person to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business; or (iv) indebtedness of others guaranteed by such Person or secured by an Encumbrance on such Person's property.

           "GAAP" shall mean generally accepted accounting principles, consistently applied.

           "Global" has the meaning specified in the first paragraph of this Agreement.

           "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

           "Governmental Permits" has the meaning specified in Section 3.10.
                                                               ------------

           "Indemnifiable Costs" has the meaning specified in Section 8.1.
                                                              -----------

           "Indemnified Parties" has the meaning specified in Section 8.1.
                                                              -----------

           "Intellectual Property" has the meaning specified in Section 3.11.
                                                                ------------

           "IRS" means the Internal Revenue Service.

           "Material Adverse Change" or "Material Adverse Effect" means a material adverse change or effect on the assets, properties, Business or the operations, liabilities, or conditions (financial or otherwise) of the Company.

           "OSHA" means the Occupational Safety and Health Act, 29 U.S.C.
(S)(S) 651 et seq., any amendment thereto, and any regulations promulgated
           -- ---
thereunder.

           "Permitted Exception" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in die ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially the existing use of the property affected by such lien or imperfection, (d) such statement of facts shown on any customary title insurance policies delivered to Global and (e) purchase money security interest liens in favor of Canon U.S.A., Inc.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

          "Purchase Price" has the meaning specified in Section 2.2.
                                                        -----------

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
(S)(S) 6901 et seq., and any successor statute, and any regulations promulgated
            -- ---
thereunder.

          "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

          "SBC" means Southern Business Communications, Inc., a Georgia corporation.

          "SBC Purchase Agreement" shall mean that certain Stock Purchase Agreement of even date herewith among SBC, Global and each of the Sellers other than George Gough whereby Global shall acquire all of the capital stock of SBC.

          "Seller" or "Sellers" have the meanings set forth in the first paragraph of this Agreement.

          "Shares" means all of the issued and outstanding shares of the capital stock of the Company.

          "Tax" or "Taxes" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

          "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.


                                   ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

         2.1 Agreement to Sell and Purchase. Upon the basis of the
             ------------------------------
representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, Sellers agree to sell the Shares to Global and Global agrees to purchase the Shares from Sellers.

         2.2 Purchase Price. The total purchase price for the Shares (the
             --------------
"Purchase Price") shall be equal to $1,051,866 and as otherwise adjusted pursuant to Section 2.5 below.
            -----------

         2.3 Payment of Purchase Price. The Purchase Price shall be payable by
             -------------------------
Global at the Closing (hereinafter defined) will be paid in cash by wire transfer of funds or by cashier's checks to the Sellers' accounts specified in
Schedule 2.3 (including the payment of $52,593 for the covenant not to compete
------------
provided in Section 6.4.
            -----------

         2.4 Closing. The Closing of the purchase and sale of the Shares
             -------
contemplated by this Agreement shall take place at the offices of Rowe, Foltz & Martin, P.C. in Atlanta, Georgia. For purposes of this Agreement and the transactions contemplated hereby, the Closing shall be deemed to take place on September 30, 1996 (the "Closing Date").

         2.5 Purchase Price Adjustment. The Purchase Price payable pursuant to
             -------------------------
Section 2.3 above will be reduced by the total amount of Funded Indebtedness
-----------
assumed or paid in cash by wire transfer of funds to the accounts of the holders of Funded Indebtedness listed on Schedule 2.5 hereto to satisfy the Company's
                                 ------------
Funded Indebtedness with such institutions.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY AND SELLERS

         The Company and Sellers, jointly and severally, represent and warrant to Global that:

         3.1 Capitalization. The authorized capital stock of the Company
             --------------
consists of 10,000 shares of Common Stock, no par value per share, all of which are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Shares are owned of record and beneficially by Sellers in the amounts specified in Schedule 3.1 hereto. None of
                                                    ------------
the Shares was issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person. The Sellers own all of the issued and outstanding capital stock of the Company.

         3.2 No Liens on Shares. Sellers collectively own the Shares, free and
             ------------------
clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of the Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. Sellers have full power and authority to convey good and marketable title to the Shares, free and clear of any Encumbrances.

         3.3 Other Rights to Acquire Capital Stock. Except as set forth in this
             -------------------------------------
Agreement, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

     3.4 Due Organization. The Company is a corporation duly organized,
         ----------------
validly existing, and in good standing under the laws of the State of Georgia and has full corporate power and authority to carry on the Business as now conducted and as proposed to be conducted through the date hereof. Complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, have been heretofore delivered to Global and are attached hereto as Schedule 3.4. The Company is qualified to do business in
                   ------------
Virginia and in each other jurisdiction in which the nature of the Business or the ownership of its properties requires such qualification except where the failure to be so qualified does not and would not have a Material Adverse Effect.

     3.5  No Subsidiaries. The Company does not directly or indirectly have
          ---------------
any subsidiaries or any direct or indirect ownership interests in any Person. Except for SBC and ATS, the Sellers do not own any other Person engaged in the Business.

     3.6  Due Authorization. The Company and the Sellers each has full power
          -----------------
and authority to execute. deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and Sellers and constitutes the valid and binding obligations of the Company and Sellers, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and Sellers, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or Sellers, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which the Company or Sellers are a party, or by which any of them or any of their respective property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Company or Sellers, or (d) violate or conflict with any provision of the charter or bylaws of the Company.

     3.7  Financial Statements. The following Financial Statements (herein
          --------------------
so called) of the Company have been delivered to Global by Sellers and the
Company:

             Reviewed balance sheets of the Company as of December 31, 1993, December 31, 1994 and December 31, 1995 and internally prepared monthly balance sheets for each month end from August 31, 1995 to August 31, 1996, and

             Reviewed statements of income of the Company for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 and internally prepared income statements for month and year-to-date for each month commencing August 31, 1995 through the month ending August 31, 1996.

Except as disclosed on Schedule 3.7, the Financial Statements have been
                       ------------
prepared in accordance with GAAP throughout the periods indicated and fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods, subject (in the case of the monthly internally prepared Financial Statements) to year end accruals made in the ordinary course of the Business which are not adversely material and which are consistent with past practices. Except to the extent reflected or provided for in the Financial Statements or the notes thereto and except as disclosed in Schedule 3.7, the
                                                           ------------
Company has no liabilities, nor any obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) material (in amount or to the conduct of the Business); and neither the Company nor Sellers have knowledge of any basis for the assertion of any such liability or obligation. Since August 31, 1996, there has been no Material Adverse Change, and neither the Company nor Seller have any reason to believe there has been any Material Adverse Change in the prospects of the Company.

     3.8 Certain Actions. Since August 31, 1996, the Company has not, except
         ---------------
as disclosed on Schedule 3.8A hereto: (a) discharged or satisfied any
                -------------
Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder other than (i) the personal vehicles listed on Schedule 3.8A hereto and (ii) the
                                               -------------
office furniture listed on Schedule 3.8A hereto, each as agreed to by Global;
                           -------------
(c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (d) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (e) cancelled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $10,000 individually or $50,000 in the aggregate; (f) sold, assigned, pledged, mortgaged, or otherwise transferred or suffered any damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (g) amended its charter or bylaws; (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant; (i) made any change in its method of management or operation or method of accounting; (j) made any capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $50,000; (k) made any investment or commitment therefor in any Person;
(1) made any payment or contracted for the payment of any bonus, gratuity, or other compensation or personal expenses, other than (A) wages and salaries and business expenses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or shareholders of the Company; (m) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company is a party, except in the ordinary course of the Business; or (o) entered into any other material transactions except in the ordinary course of the Business. Since August 31, 1996, except as disclosed an Schedule 3.8B
                                                            -------------
hereto, there has not been (a) any Material Adverse Change including, but not limited to, the loss of any customer of the Company who paid the Company in excess of $50,000 during the twelve months ended August 31, 1996, or the loss of any supplier of the Company to whom the Company paid more than $40,000 during the twelve months ended August 31, 1996, or in any material assets of the Company, (b) any extraordinary contracts, commitments, orders or rebates, (c) any strike, material slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or (d) any shutdown, material slow-down, or cessation of any material operations conducted by, or constituting part of, the Company, nor has the Company agreed to do any of the foregoing.

     3.9 Properties. Attached hereto as Schedule 3.9 is a list containing a
         ----------                     ------------
description of all interests in real property (including, without limitation, leasehold interests) and personal property utilized by the Company in the conduct of the Business having a book value in excess of $15,000 as of the date hereof. Except as expressly set forth on Schedule 3.9, such real and personal
                                         ------------
properties are free and clear of Encumbrances. Sellers and the Company have delivered to Global a lien search of all of the Company's real and personal property in the State of Virginia. All of the properties and assets necessary in the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $1.00 on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except as otherwise set forth on Schedule 3.9, the Company has full and unrestricted legal
                       ------------
and equitable title to all such properties and assets. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.9, no covenants, easements, rights-of-way, or
                       ------------
regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will remain legal, valid, binding, enforceable and in full force and effect on identical terms immediately following date hereof. All facilities owned or leased by the Company have received all approvals of any Governmental Body (including Governmental Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all Requirements of Laws.

     3.10 Licenses And Permits. Attached hereto as Schedule 3.10 is a list
          --------------------                     -------------
of all licenses, certificates, privileges, immunities approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "Governmental Permits") the absence of which to the best knowledge of Sellers could have a Material Adverse Effect. The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and no violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof has occurred other than violations (if any) which would not individually or in the aggregate have a Material Adverse Effect. No additional Government Permit is required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

    3.11 Intellectual Property. Attached hereto as Schedule 3.11 is a list
         ---------------------                     -------------
and brief description of all patents, trademarks, tradenames, copyrights, licenses, computer software or data (other than general commercial software), trade secrets, or applications therefor owned by or registered in the name of the Company or in which the Company has any rights, licenses, or immunities (collectively, the "Intellectual Property"). The Company has furnished Global with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on Schedule 3.11
                                                             -------------
hereto, the Company has good and marketable title to or the right to use such Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of their Business, in their Business as presently conducted without the payment of any royalty or similar payment, and the Company is not infringing on any patent right, tradename, copyright or trademark right or other Intellectual Property right of others, and neither the Company nor Sellers are aware of any infringement by others of any such rights owned by the Company.

     3.12 Compliance With Laws. The Company has (i) complied in all material
          --------------------
respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and (ii) conducted the Business and are in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, RCRA, the Safe Drinking Water Act, CERCLA, OSHA, the Toxic Substances Control Act and. any similar state, local or foreign laws (collectively "Environmental Obligations") and all other federal, state, local or foreign governmental and regulatory requirements, except where any such failure to comply would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the best knowledge of the Company and Sellers, no such claim is anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

     3.13 Insurance. Attached hereto as Schedule 3.13 is a list of all
          ---------                     -------------
policies of fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to the Company, which Schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage and annual premium. Copies of all such insurance policies have been delivered to Global. To the best of Sellers' and the Company's knowledge, no event relating to the Company has occurred which will result in (i) cancellation of any such insurance policies; (ii) a retroactive upward adjustment of premiums under any such insurance policies; or (iii) any prospective upward adjustment in such premiums. To the best of Sellers' and the Company's knowledge after due inquiry, all of such insurance policies will remain in full force and effect following the Closing.

     3.14 Employee Benefit Plans.
          ----------------------

          (a) Employee Welfare Benefit Plans. Except as disclosed on Schedule
              ------------------------------                         --------
3.14, the Company does not maintain or contribute to any "employee welfare
----
benefit plan" as such term is defined in Section 3(l) of ERISA. With respect to each such plan, (i) the plan is in material compliance with ERISA; (ii) the Plan has been administered in accordance with its governing documents; (iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and (v) all premiums due an any insurance contract through which the plan is funded have been paid.

          (b) Employee Pension Benefit Plans. Except as disclosed in Schedule
              ------------------------------                         --------
3.14, the Company does not maintain or contribute to any arrangement that is or
----
may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan: (i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under
Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA;
(iii) the plan has been administered in accordance with its governing documents as modified by applicable law: (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; and (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis.

          (c) Employment and Non-Tax Qualified Deferred Compensation
              ------------------------------------------------------
Arrangements. Except as disclosed in Schedule 3.14, the Company does not
------------                         -------------
maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be a tax qualified arrangement under
Section 401(a) of the Code.

     3.15 Contracts And Agreements.  Attached hereto as Schedule 3.15 is a
          -----------------------                       -------------
list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound which either (i) require performance by either party exceeding one year; (ii) are contracts (other than vendor contracts) pursuant to which the Company shall pay or receive more than $10,000 over the life of such contract, or (iii) are vendor contracts pursuant to which SBC's sales of products obtained pursuant to such contract exceeds $100,000 (collectively, the "Contracts"). The Company is not and, to the best knowledge of Sellers and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any of the Contracts, and the Company has not waived any right under any of the Contracts. Except as set forth on Schedule 3.15, all of the Contracts to
                                         -------------
which the Company is a party are legal, valid, binding and enforceable against the Company and, to the best of the Company's and Sellers' knowledge, against each other party thereto, and in full force and effect and will remain legal, valid, binding and enforceable against the Company and, to the best of the Company's and Sellers' knowledge, against each other party thereto, and in full force and effect on identical terms immediately after the Closing. Except as set forth in Schedule 3.15, the Company has not guaranteed any obligations of any
         -------------
other Person.

     3.16 Claims And Proceedings. Attached hereto as Schedule 3.16 is a list
          ----------------------                     -------------
and brief description of all claims, actions, suits, proceedings, or investigations pending or, to Sellers' and the Company's knowledge, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipality or other Governmental Body. Except as set forth on Schedule 3.16 none of such claims, actions, suits,
                       -------------
proceedings, or investigations is presently expected by Sellers to result in any liability or loss to the Company. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been asserted, threatened or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. To the best knowledge of the Company and Sellers, except as set forth on Schedule 3.16,
                                                                  -------------
there is no basis for any such valid claim or action.

     3.17 Taxes.
          ------

          (a) All Federal, foreign, state, county and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other Taxes and all Tax Returns which are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by law, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company. No Tax Returns of the Company or any of the Sellers are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due as shown on such Tax Returns or any assessments received have been paid or adequately accrued on the Company's Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes. For Governmental Bodies with respect to which the Company does not file Tax Returns, to Sellers' and the Company's knowledge, no such government body has claimed that any of the Company is or may be subject to taxation by that government body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or other party. There are no tax liens on any of the property or assets of the Company.

          (b) Neither the Company nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company has not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of which return year any corporation other than the Company also was a member of the affiliated group. The Company has made an election to be taxed under subchapter S of the Code and such election is valid, binding and in full force and effect.

          (c) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the transfer and sale of the Shares pursuant to this Agreement.

     3.18 Personnel. Attached hereto as Schedule 3.18 is a list of the names
          ---------                     -------------
and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the fiscal year ended December 31, 1995 (including base salary, bonus and incentive pay) exceed (or by December 31, 1996 are expected to exceed) $60,000.
Schedule 3.18 also summarizes the bonus, profit sharing, percentage
-------------
compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's fiscal year ended October 31, 1995 and to the date hereof. Schedule
                                                                     --------
3.18 also contains a brief description of all material terms of employment
----
agreements to which the Company is a party and all severance benefits which any director, officer or employee of the Company is or may be entitled to receive. The employee relations of the Company are good and there is no pending or, to the best knowledge of Sellers or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Neither the Company or Sellers have been advised, or has any reason to believe, that any of the persons whose names are set forth on Schedule 3.18 or any other employee will not agree to remain
             -------------
employed by the Company after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Company and Sellers, threatened against or involving the Company, and none has occurred.

     3.19 Business Relations. Neither the Company nor Sellers knows or has
          ------------------
any reason to believe that any customer or supplier of the Company will cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Company except for any reductions which do not result in a Material Adverse Change. Except for disruptions in deliveries from suppliers in the ordinary course of business, neither Sellers or the Company have received any notice of any material disruption (including delayed deliveries or allocations by suppliers) in the availability of any material portion of the materials used by the Company nor are the Company or Sellers aware of any facts which could lead them to believe that the Business will be subject to any such material disruption.

     3.20 Accounts Receivable. All of the accounts, notes, and loans
          -------------------
receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered. Except as disclosed on Schedule 3.20 hereto (a) all of such accounts, notes, and loans
             -------------
receivable are free and clear of any Encumbrances; (b) none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset; and
(c) none of the obligors of such accounts, notes, or loans receivable has given notice that it will or may refuse to pay the full amount or any portion thereof.

     3.21 Bank Accounts. Attached hereto as Schedule 3.21 is a list of all
          -------------                     -------------
banks or other financial institutions with which the Company have an account or maintain a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

     3.22 Warranties. Except as Set forth on Schedule 3.22 and except for
          ----------                         -------------
warranty claims that are typical and in the ordinary course of the Business, no claim for breach of product or service warranty to any customer has been made against the Company since January 1, 1996. To the best knowledge of Sellers and the Company, no state of facts exists, and no event has occurred, which may form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Company.

     3.23 Brokers. Neither the Company nor Sellers have engaged, or caused to
          -------
be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

     3.24 Interest In Competitors Suppliers, Customers, Etc. No officer,
          -------------------------------------------------
director, or shareholder of the Company or any affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the Business.

     3.25 Indebtedness To And From Officers, Directors, Shareholders, And
          ---------------------------------------------------------------
Employees. Attached hereto as Schedule 3.25 is a list and brief description of
---------                     -------------
the payment terms of all indebtedness of the Company to officers, directors, shareholders, and employees of the Company and all indebtedness of officers, directors, shareholders, and employees of the Company to the Company, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business, consistent with past practices.

     3.26 Undisclosed Liabilities. Effective as of August 31, 1996 and
          -----------------------
except as indicated in Schedule 3.26 and the other Schedules hereto, the Company
                       -------------
did not have any material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which were accrued or reserved against in the Company's financial statements as of such date or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Company incurred prior to August 31, 1996.

     3.27 Information Furnished. The Company and Sellers have made available
          ---------------------
to Global true and correct copies of all material corporate records of the Company and all agreements, documents, and other items listed on the Schedules to this Agreement or referred to in Article III of this Agreement.
                                    -----------

In making the representations and warranties set forth above, the term "material" shall be deemed to mean an amount of money greater than $15,000, the terms "material adverse change," "material adverse trend," "material adverse effect," or any other term of like import shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Company, taken as a whole, in excess of $15,000 per occurrence or $20,000 in the aggregate. The term "knowledge" shall mean actual knowledge after reasonable investigation.


                                  ARTICLE IV
                    GLOBAL'S REPRESENTATIONS AND WARRANTIES

     Global represents and warrants to Sellers as follows:

     4.1 Due Organization. Global is a corporation duly organized, validly
         ----------------
existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform this Agreement.

     4.2 Due Authorization. The execution, delivery and performance of this
         -----------------
Agreement has been duly authorized by all necessary corporate action of Global, and the Agreement, and all other agreements or instruments contemplated hereby which have been or will be executed by Global, have been duly and validly executed and delivered by Global and constitute the valid and binding obligation of Global, enforceable in accordance with their respective terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Global, will not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Global or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Global is a party or by which it or its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Global, or (d) violate or conflict with any provision of the charter or bylaws of Global.

     4.3 No Brokers. Global has not engaged, or caused to be incurred any
         ----------
liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

     4.4 Investment. Global will acquire the Shares for investment and for
         ----------
its own account and not with a view to the distribution thereof.


                                   ARTICLE V
                     COVENANTS OF THE COMPANY AND SELLERS

     5.1 Consents Of Others. Prior to the Closing, the Company and Sellers
         ------------------
shall use their best efforts to obtain and to cause the Company to obtain all authorizations, consents and permits required of the Company and Sellers to permit them to consummate the transactions contemplated by this Agreement.

     5.2 Seller's Efforts. The Company and Sellers shall use all reasonable
         ----------------
efforts to cause all conditions for the Closing to be met.

     5.3 Powers Of Attorney. The Company and Sellers shall cause the Company
         ------------------
to terminate at or prior to Closing all powers of attorney granted by the Company, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other government agencies.


                                  ARTICLE VI
                            POST-CLOSING COVENANTS

     6.1 General. In case at any time after the Closing any further action is
         -------
legally necessary or reasonably desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under
Article VIII below). The Sellers acknowledge and agree that from and after the
------------
Closing Global will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however,
                                                            --------  -------
that Sellers shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense and Global will maintain the books, records and material financial data relating to the Company for a period of at least three (3) years. After such date, the Company will offer such documentation to Sellers before disposal thereof.

         6.2 Transition. For a period of three (3) years following Closing, the
             ----------
Sellers will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing. For a period of three (3) years following Closing, the Sellers will refer all customer inquiries relating to the Business to the Company or Global.

         6.3 Confidentiality. The Sellers will treat and hold as such all
             ---------------
Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to Global or destroy, at the request and option of Global, all tangible embodiments (and all copies) of the Confidential Information which are in its possession except as otherwise permitted herein. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify Global promptly of the request or requirement.

         6.4 Covenant Not to Compete. For and in consideration of the
             -----------------------
allocation of $52,593 of the Purchase Price paid to the Sellers by Global, Sellers each covenant and agree, for a period of three years from and after the Closing Date, that they will not, individually or jointly, directly or indirectly, nor with any member of their immediate family, without the prior written consent of Global, for or on behalf of any entity:

          (a) become interested or engaged in any manner, directly or indirectly, or become a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the Business within the greater of (i) a 100 mile radius of the Company's office facility in McLean, Virginia or (ii) in any geographic area in which the Company and/or its subsidiaries currently conduct business; provided, however, that no owner of
                                                   -------
less than 1% of the outstanding stock of any publicly-traded corporation (other than Global) shall be deemed to be so engaged solely by reason thereof in the Business;

          (b) enter into any agreement with, service, assist or solicit the business of any customers of the Company for the purpose of providing equipment sales, systems or service related to the Business to such customers or to cause them to reduce or end their business with the Company; or

          (c) enter into any agreement with, or solicit the employment of employees, consultants or representatives of the Company for the purpose of causing them to leave the employment of the Company.

Notwithstanding the foregoing, nothing herein shall prevent Arthur E. Kreps from fulfilling the terms of his Consulting Agreement or Mark M. Lloyd from fulfilling the terms of his Executive Agreement.

         6.5 Section 338(h)(10) Election. At Global's option, Sellers and Global
             ----------------------------
shall join in making a timely election (but in no event later than 120 days following the Closing) under Section 338(h)(10) of the Code (including the prerequisite election under Section 338 of the Code) and any similar state law provisions in all applicable states, with respect to the sale and purchase of the Shares pursuant to this Agreement, and each party shall provide to the other all necessary information to permit such elections to be made. Global and Sellers shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve timely elections. Sellers shall be made whole by Global for any additional Taxes or other costs associated with such Section 338(h)(10) elections. In connection with such elections, within 120 days following the Closing Date, Global and Sellers shall act together in good faith to determine and agree upon the "deemed sale price" to be allocated to each asset of Global in accordance with Treasury Regulation Section 1.339(h)(10)-l(f) and the other regulations under Section 339 of the Code. Both Global and Sellers shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. In the event that Global and Sellers are unable to agree as to such allocations, Global's reasonable positions with respect to such allocations shall control. Sellers shall be liable for, and shall indemnify and hold Global and the Company harmless against, any Taxes or other costs attributable to a failure on the part of Sellers to take all actions required of them under this Section 6.5.
                ------------

                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING

         7.1  Conditions to Global's Obligations. The obligation of Global under
              -----------------------------------
this Agreement to consummate the closing is subject to the conditions that:

          (a) Covenants, Representations and Warranties. The Company and Seller
              ------------------------------------------
shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date.

          (b) Consents. All statutory requirements for the valid consummation by
              ---------
the Company and Sellers of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to Global unless such failure shall not have a Material Adverse Effect. All approvals of the Board of Directors and shareholders of the Company necessary for the consummation of this Agreement and the transactions contemplated hereby shall have been obtained.

          (c) Lease. The Company's lease of the Building shall be on terms
              ------
reasonably acceptable to Global in the form of Exhibit A hereto and shall be
                                               ---------
unaffected by the transactions contemplated hereby.

          (d) Discharge of Indebtedness and Lien. Sellers and the Company shall
              -----------------------------------
have provided for the payment in full of all Funded Indebtedness of the Company and all extended credit from vendors at the Closing or such indebtedness shall be assumed by Global and the Purchase Price shall be reduced in accordance with
Section 2.5 hereof. Such Funded Indebtedness as of September 30, 1996, is listed
-----------
on Schedule 7. 1(d) hereto. Sellers shall have also provided for the
   ----------------
termination of all Encumbrances of record on the properties of the Company, except for Permitted Encumbrances (other than the modification of the Canon UCC filing).


         (e)  Material Adverse Change There has been no Material Adverse
              -----------------------
Change.

         (f)  Transfer Taxes. Sellers shall be responsible for and shall have
              ---------------
paid or set aside sufficient funds to pay all stock transfer taxes incurred in connection with this Agreement.

         (g)  Documents to be Delivered by Sellers and the Company. The
              -----------------------------------------------------
following documents shall be delivered at the Closing by Sellers and the
Company:

         (i) Opinion of Seller's Counsel. Global shall have received an opinion
             ----------------------------
of Rowe, Foltz & Martin, P.C., counsel to Sellers, dated as of the date hereof, in substantially the same form as the form of opinion that is Exhibit B hereto.
                                                              ---------

         (ii) Certificates. Global shall have received an officer's certificate
              -------------
and a secretary's certificate of the Company executed by officers of the Company, dated as of the date hereof, in substantially the same forms as the forms of certificates that are Exhibit C hereto.
                               ---------

         (iii) Release. Sellers shall have furnished the Company with a general
               --------
release of liabilities, excluding compensation and employee benefits as well as obligations pursuant to this Agreement, in the form attached as Exhibit D
                                                                ---------
hereto.

         (iv) Stock Certificates. Sellers shall have delivered the Shares
              -------------------
accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon.

         7.2  Conditions to Sellers and the Company's Obligations. The
              ----------------------------------------------------
obligation of Sellers and the Company under this Agreement to consummate the Closing is subject to the conditions that:

         (a) Covenants, Representations and Warranties. Global shall have
             ------------------------------------------
performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Global prior to or at the Closing.

         (b) Consents. All statutory requirements for the valid consummation by
             ---------
Global of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Global of the transactions contemplated hereby shall have been obtained unless such failure shall not have a material adverse effect on the Business. Global shall have used its reasonable best efforts to have obtained the release of the Seller from all personal guarantees with respect to the Company.

         (c) Documents to be Delivered by Global. The following documents
             ------------------------------------
shall be delivered at the Closing by Global:

         (i) Opinion of Global's Counsel. Sellers shall have received an opinion
             ----------------------------
of Davis, Graham & Stubbs LLP, counsel to Global, dated as of the date hereof, in substantially the same form as the form of opinion that is Exhibit E hereto.
                                                              ----------

         (ii) Certificates. Sellers shall have received an officers' certificate
              -------------
and a secretary's certificate executed by officers of Global, dated as of the date hereof, in substantially the same forms as the forms of certificates that are Exhibit F hereto.
    ---------

         (iii) Purchase Price. Sellers shall have received the Purchase Price
               ---------------
for the Shares.

                                  ARTICLE VIII
                                INDEMNIFICATION

         8.1 Indemnification of Global. Sellers agree to individually indemnify
             --------------------------
and hold harmless Global and each officer, director, and affiliate of Global, including without limitation The Company or any successor of the Company (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses actually incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Indemnifiable Costs") which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of any misrepresentation, breach or default by such Seller with respect to such Seller under the representations and warranties made by him individually in Sections 3.1. 3.2. 3.3 or 3.6 of the Agreement.
                       ------------- ---- ---    ----

                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1  Modifications  Any amendment, change or modification of this
              -------------
Agreement shall be void unless in writing and signed by all parties hereto, No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

         9.2 Notices. All notices and other communications hereunder shall be in
             -------
writing and shall be deemed to have been duly given when personally delivered, or 72 hours after deposited in the United States mail, first-class, postage prepaid, or 24 hours after transmission by facsimile addressed to the respective parties hereto as follows:

Global:
-------

Global Imaging Systems Inc.
P.O. Box 273478
Tampa, Florida 33688-3479
Attention:    Thomas S. Johnson, President
Fax No.:      (813) 264-7977
Tel No.:      (813) 960-5508

With a copy to:

Davis, Graham & Stubbs LLP
1314 Nineteenth Street, N.W.
Washington, D.C. 20036
Attention:    Christopher J. Hagan
Fax No.:      (202) 293-4794
Tel No.:      (202) 822-8660

The Company or Sellers:
-----------------------

c/o Southern Business Communications, Inc.
3175 Corners North Court
Norcross, Georgia 30071
Attention:   Mark M. Lloyd
             Arthur E. Kreps
             George Gough
Fax No.:     (770) 449-0188
Tel No.:     (770) 449-4088

         With a copy to:

         Rowe, Foltz & Martin. P.C.
         Five Piedmont Center, Suite 750
         Atlanta, Georgia 30305-1509
         Attention:  Paul Shlanta, Esq.
         Fax No.:    (404) 237-1659
         Tel No.:    (404) 231-9397

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

         9.3 Counterparts. This Agreement may be executed in several
             -------------
counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart.

         9.4 Expenses. Each of the parties hereto will bear all costs, charges
             ---------
and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein, provided, however, that Sellers shall bear all costs and expenses of any broker involved in this transaction and the Company shall bear all legal expenses of Sellers or the Company with respect to this Agreement and the transactions contemplated hereby.

         9.5 Binding Effect; Assignment. This Agreement shall be binding upon
             ---------------------------
and inure to the benefit of the Company, Global and Sellers, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company or Sellers without the prior written consent of Global. This Agreement shall be assignable by Global to a wholly-owned subsidiary of Global without the prior written consent of Sellers.

         9.6 Entire and Sole Agreement. This Agreement and the other schedules
             --------------------------
and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

         9.7 Governing Law. This Agreement and its validity, construction,
             --------------
enforcement, and interpretation shall be governed by the substantive laws of the State of Georgia.

         9.8 Survival or Representations, Warranties and Covenants. Regardless
             ------------------------------------------------------
of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of one year, provided

(a) the representations and warranties contained in Sections 3.14 and 3.17 of
                                                    --------------    ----
this Agreement, and the related indemnities, shall survive the Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities; (b) the representations and warranties contained in Sections 3.1. 3.2 and 3.3 of this Agreement, and the related indemnities, shall
--------------------------
survive the Closing indefinitely; and (c) the representations and warranties contained in Section 3.2 of the Agreement, and the related indemnities, shall
             ------------
survive the Closing until June 30, 1999.

         9.9 Invalid Provisions. If any provision of this Agreement is deemed or
             --------------------
held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

         9.10 Public Announcements. Neither party shall make any public
              ----------------------
announcement of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         9.11 Remedies Cumulative. The remedies of the parties under this
              --------------------
Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

         9.12 Waiver. No failure or delay on the part of any party in exercising
              --------
any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.


                                GLOBAL:
                                -------

                                GLOBAL IMAGING SYSTEMS INC.


                                By:   /s/ Ray Schilling, Attorney-in-Fact
                                      -----------------------------------
                                      Thomas S. Johnson
                                      President and Chief Executive Officer


                                THE COMPANY:
                                -----------

                                SOUTHERN BUSINESS COMMUNICATIONS OF D.C., INC.

                                By:   /s/ Mark M. Lloyd
                                      -----------------------------------
                                      Title: V.P.
                                            -----------------------------


                                SELLERS:
                                --------

                                /s/ George Gough
                                -----------------------------------------
                                George Gough

                                /s/ Mark M. Lloyd
                                -----------------------------------------
                                Mark M. Lloyd

                                /s/ Arthur E. Kreps
                                -----------------------------------------
                                Arthur E. Kreps